UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2014

ASSEMBLY BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35005	20-8729264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

99 Hudson Street, 5th Floor, New York, New York	10013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(646) 706-5208

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 1, 2014, we entered into subscription agreements with various institutional investors for the sale of an aggregate of 1,959,000 shares of common stock in a registered direct offering. The purchase price paid by the investors was $8.04 per share, which is a premium to the closing bid price of our common stock on September 30, 2014, as reported on The NASDAQ Capital Market.

In connection with the offering, on October 1, 2014, we entered into a placement agent agreement with William Blair & Company, L.L.C., who is acting as sole placement agent in this offering, and pursuant to which we will pay a placement agent fee equal to 5.0% of the gross proceeds of the offering.

The offering is expected to close on or about October 6, 2014, subject to the satisfaction of customary closing conditions contained in the placement agent agreement. The placement agent agreement also contains customary representations, warranties and agreements by us, indemnification obligations for us and William Blair & Company, L.L.C., including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. Subject to certain exceptions, we and all of our directors and executive officers and our largest stockholder also have agreed to not sell or transfer any shares of our common stock for 90 days after October 1, 2014 without first obtaining the consent of William Blair & Company, L.L.C.

The offering is being made pursuant to a prospectus supplement dated October 1, 2014 and an accompanying prospectus dated February 10, 2012 pursuant to our shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission on January 31, 2012 and became effective on February 10, 2012 (File No. 333-179259).

Copies of the form of subscription agreement and the placement agent agreement are attached as Exhibits 10.27 and 10.28, respectively, and are incorporated herein by reference. The foregoing descriptions of the form of subscription agreement and the placement agent agreement are not complete and are qualified in their entirety by reference to Exhibits 10.27 and Exhibit 10.28. The prospectus supplement relating to the offering has been filed with the Securities and Exchange Commission. A copy of the opinion of Wyrick Robbins Yates & Ponton LLP relating to the validity of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

A copy of the press release announcing the registered direct public offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

In anticipation of the offering described in Item 1.01 above, effective September 26, 2014, Assembly Biosciences, Inc. terminated the Sales Agreement with Cantor Fitzgerald & Co., or Cantor, dated January 30, 2012, as amended on September 13, 2013, for the sale of shares of our common stock having aggregate sales proceeds of $20,521,567, from time to time, through an “at the market” equity offering program under which Cantor acted as sales agent. We were not subject to any termination penalties related to termination of the sales agreement.

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Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.

10.27	Form of Subscription Agreement dated as of October 1, 2014 between Assembly Biosciences, Inc. and the investor signatories thereto.

10.28	Placement Agent Agreement between Assembly Biosciences, Inc. and William Blair & Co., L.L.C., dated October 1, 2014.

99.1	Press release dated October 1, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSEMBLY BIOSCIENCES, INC.

Date: October 1, 2014	/s/ David J. Barrett
David J. Barrett, Chief Financial Officer